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                                                               Exhibit    4.5
                                                               Execution Copy
                                                               --------------

                               SECOND AMENDMENT
                               ----------------

          SECOND AMENDMENT, dated as of March 1, 1996 (this "Amendment"), to the Amended and Restated Credit Agreement, dated as of October 7, 1994 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among LANDSTAR SYSTEM HOLDINGS, INC., a Delaware Corporation (the "Borrower"), LANDSTAR SYSTEM, INC., a Delaware corporation (the "Parent"), the lenders parties thereto (the "Lenders") and CHEMICAL BANK, a New York banking corporation, as agent (in such capacity, the "Agent").


                                  W I T N E S S E T H:
                                  - - - - - - - - - -

          WHEREAS, the Borrower, the Parent, the Lenders and the Agent are parties to the Credit Agreement; and

          WHEREAS, the Borrower and the Parent have requested that the Lenders agree to amend or waive certain provisions of the Credit Agreement and the Lenders are agreeable to such request upon the terms and subject to the conditions set forth herein;

          NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, and for other valuable consideration the receipt of which is hereby acknowledged, the Borrower, the Parent and the Agent hereby agree as follows:

          1. Definitions.  All terms defined in the Credit

Agreement shall have such defined meanings when used herein unless otherwise defined herein.

          2. Amendment of Subsection 1.1. Subsection 1.1 of the Credit Agreement is hereby amended by deleting the word "required" in the sixth line

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of the definition of "Permitted Specified Additional Debt" and inserting in lieu thereof the word "scheduled."

          3. Amendment of Subsection 7.4. Subsection 7.4 of the Credit Agreement is hereby amended by (a) deleting paragraph (f) in its entirety and adding the following new paragraph (f):

                 "(f) Guarantee Obligations of the Parent, the Borrower or any
               Subsidiary of the parent in respect of loans made pursuant to the Operator Financing Program which are sold as described in clause (iii) of the definition of such term, provided that such Guarantee Obligations do not, in the aggregate, exceed
               $50 million at any one time outstanding."
and (b)

relettering paragraph (h) as (i) and adding the following new paragraph (h):

                 "(h)  Guarantee Obligations relating to obligations of any kind of the Borrower, the Parent, or any of the Parent's subsidiaries that are not prohibited by this Agreement".

          4. Waivers. The Lenders hereby waive any Default or Event of Default that may have arisen by the reason of the incurrence, prior to the effective date of this Amendment, of a Guarantee Obligation of a type covered by subsection 7.4(h) of the Credit Agreement, as amended hereby.

          5. Representations; No Default. On and as of the date hereof, and after giving effect to this Amendment, the Borrower confirms, reaffirms and restates that the representations and warranties set forth in Section 4 of the Credit Agreement are true and correct in all material respects, provided that the references to the Credit Agreement therein shall be deemed to be references to this Amendment and to the Credit Agreement as amended by this Amendment.

          6. Conditions to Effectiveness. This Amendment shall become effective on the date on which the Agent shall have received counterparts of this Amendment, duly executed and delivered by a duly authorized officer of each of the Borrower, the Parent, each Guarantor which is a party to the Subsidiaries Guarantee and the Required Lenders.


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          7. Limited Effect.  Except as expressly amended herein, the Credit
Agreement shall continue to be, and shall remain, in full force and effect. This Amendment shall not be deemed to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Credit Agreement or to prejudice any other right or rights which the Lenders may now have or may have in the future under or in connection with the Credit Agreement or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

          8. Costs and Expenses. The Borrower agrees to pay or reimburse the Agent for all its reasonable and customary out-of-pocket costs and expenses incurred in connection with this Amendment, including, without limitation, the reasonable fees and disbursements of its counsel.

          9. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         10. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.
















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LANDSTAR SYSTEM HOLDINGS, INC.

By:   Robert C. LaRose
   -------------------------------
   Title:  Vice President Finance
            and Treasurer

LANDSTAR SYSTEM, INC.

By:   Robert C. LaRose
   -------------------------------
   Title:  Vice President Finance
            and Treasurer

CHEMICAL BANK, as Agent and as a Lender

By:   Rosemary Bradley
   -------------------------------
   Title:  Vice President

ABN AMRO Bank N.V.

By:   Frances O'R Logan
   -------------------------------
   Title:  Vice President

By:   Thomas Rogers
   -------------------------------
   Title:  Assistant Vice President

AMSOUTH BANK OF ALABAMA

By:   R. Mark Graf
   -------------------------------
   Title:  Vice President





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THE BANK OF NEW YORK

By:   Nancy McEwen
   -------------------------------
   Title: Vice President

BARNETT BANK OF JACKSONVILLE, N.A.

By:   Glenn Romm
   -------------------------------
   Title:  Vice President

CORESTATES BANK, N.A.

By:   Verna R. Prentice
   -------------------------------
   Title:  Vice President

THE FIRST NATIONAL BANK OF BOSTON

By:   Michael J. Blake
   -------------------------------
   Title:  Director

FLEET BANK, NATIONAL ASSOCIATION

By:   John V. Raliegh
   -------------------------------
   Title:  Vice President

THE LONG-TERM CREDIT BANK OF JAPAN, LIMITED, NEW YORK BRANCH

By:   Nobru Kubota
   -------------------------------
   Title:  Deputy General Manager

NATIONSBANK N.A. (CAROLINAS)

By:
   -------------------------------
   Title:

PNC BANK, NATIONAL ASSOCIATION

By:   Nancy S. Goldman
   -------------------------------
   Title:  Vice President

FIRST UNION BANK f/k/a FIRST FIDELITY BANK

By:   Donald W. Whitman
   -------------------------------
   Title:  Vice President


                             The undersigned Guarantors do hereby consent and
agree to the execution and delivery by the Borrower and the Parent of the foregoing Amendment:

LANDSTAR GEMINI, INC. (f.k.a.   GEMINI TRANSPORTATION SERVICES, INC.)

LANDSTAR ITCO, INC. (f.k.a. LANDSTAR INTERMODAL, INC.)

LANDSTAR EXPEDITED, INC.

LANDSTAR GEMINI ACQUISITION

LANDSTAR CORPORATE SERVICES, INC.

LANDSTAR RANGER, INC. (f.k.a.  RANGER TRANSPORTATION, INC.)

LANDSTAR LIGON, INC. (f.k.a. LIGON NATIONWIDE, INC.)




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LANDSTAR POOLE, INC. (f.k.a. POOLE TRUCK LINE, INC.)

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RISK MANAGEMENT CLAIM SERVICES, INC.

LANDSTAR TRANSPORTATION SERVICE, INC.

LANDSTAR EXPRESS AMERICA, INC.

LANDSTAR T.L.C., INC.

LANDSTAR INWAY, INC. (f.k.a. INDEPENDENT FREIGHTWAY, INC.)

By:   Robert C. LaRose
   -------------------------------
   Title:  Vice President Finance
            and Treasurer